AGREEMENT


         THIS AGREEMENT, made this 18th day of January 2001, among Linda Pellegrino, Attorney-in-Fact (hereinafter referred to as "Seller") and Peter Deros, Maria Asimakopoulos, Rocco Sgambetterra and the other individuals and entities referred to on Schedule A, or their assigns, (hereinafter collectively referred to as "Purchasers").

         WHEREAS, Seller agrees to sell to Purchasers 8,200,000 shares of Common Stock of PRS Sub VI, (hereinafter referred to as "Sub VI") formerly an owned subsidiary of People Ridesharing Systems, Inc. (hereinafter "PRS") and allow Sub VI to issue such additional shares of Common Stock to Sub VI stockholders and unsecured creditors as is required pursuant to the terms of an Order of the U.S. Bankruptcy Court dated May 1, 1996 (the "Order"); and

         WHEREAS, PRS caused to be included in its Plan of Reorganization and/or Plan of Orderly Liquidation (hereinafter referred to as the "Plan") filed with the United States Bankruptcy Court, District of New Jersey, a commitment by Sub VI to issue shares of its Common Stock pursuant to Section 3(a) (10) of the Securities Act of 1933, as amended to the creditors and stockholders of PRS; and,

         WHEREAS, Purchasers wish to acquire from Seller 8,200,000 shares of Common Stock of Sub VI representing 82% of the outstanding Common Stock of that company;

         NOW THEREFORE, in consideration of the mutual promises and covenants hereinafter contained, the parties hereto agree as follows:

         SECTION 1. (a) In consideration of the sum of Eight Thousand Two Hundred Dollars ($8,200), Seller hereby agrees to sell and deliver to Purchasers and Purchasers hereby agree to buy from Seller an aggregate of 8,200,000 shares of Sub VI Common Stock, .001 par value representing 82% of the outstanding common stock of Sub VI (such shares in aggregate hereinafter referred to as the "Stock"), the whole in the proportions set out more fully in Schedule B annexed hereto. Purchasers agree that they shall cause Sub VI to deliver approximately 1,000,000 shares of Common Stock to the unsecured creditors; and approximately 500,000 to the PRS stockholders as set forth on the shareholder list attached hereto as Schedule C.

         (b) Purchasers shall pay $8,200 on the date hereof, receipt of which is hereby acknowledged by the Seller.

         (c) The closing for the purchase and sale of the Stock shall take place at the offices of Frohling, Hudak & Pellegrino, LLC, 425 Eagle Rock Avenue,

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Roseland, New Jersey, on or about January 18, 2001 (the "Closing Date"). Said date may be extended upon the mutual agreement of the parties.

         (d) On the Closing Date, Seller shall deliver to the Purchasers certificates for Stock, duly endorsed for transfer and shall cause new certificates of stock of Sub VI to be issued to the Purchasers at the closing, provided the Purchasers have performed their obligations under Section 6 hereof, and all conditions pursuant to Section 5 hereof have been satisfied.

         SECTION 2. Seller hereby represents and warrants to Purchasers that on the date hereof and as of the Closing Date:

         (a) Sub VI is a corporation duly organized and is in good standing under the laws of the State of New Jersey, and which has duly authorized capital stock of 10,000,000 shares of Common Stock, .001 par value, of which 10,000,000 will be validly issued, fully paid and non-assessable and Sub VI has no other classes of authorized capital stock.

         (b) Seller has good and marketable title to the 8,200,000 shares of Stock to be sold to the Purchaser, free and clear of any and all security interests, pledges, claims, liens, equities or encumbrances whatsoever and, upon the consummation of the transactions herein contemplated, Purchasers will have acquired the Stock and good and marketable title thereto shall have been vested in Purchasers, free and clear of any and all claims, liens, security interests, pledges, equities, of encumbrances whatsoever.

         (c) There are no outstanding rights, options, warrants, contracts, commitments or demands of any character which would require issuance (or transfer out of the treasury) by Sub VI of any shares of Sub VI Common Stock except as would be provided for in the Order.

         (d) No holder of the outstanding shares of Common Stock of PRS or Sub VI or any creditor of PRS or Sub VI or any other person has any right, or otherwise, to compel the issuance by PRS or Sub VI of any shares of Common Stock options or evidences of indebtedness of Sub VI.

         (e) The Court approved the sale of Sub VI by order dated May 1, 1996 conditioned upon the distributions ordered by Court and acknowledged by PRS and Sub VI.

         (f) All tax returns, Federal, State, and local, required to be filed by Sub VI will have been filed as of the closing date. Such returns are true and correct based on the information reasonably available and all taxes (including penalties or interest) imposed by any government of other taxing authority in respect to income or with respect to the operation or ownership of property by Sub VI up to and including the date hereof have been paid in full by Sub VI. No taxing agency or authority is engaged in any audit or examination of Sub VI and

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any deficiencies which have been brought to the attention of Sub VI or Seller resulting from any audits of tax returns have been paid in full prior to the date of this Agreement.

         (g) Other than this Agreement, Sub VI is not a party to any lease or agreement whatsoever or liabilities of any nature, whether contingent or not, matured or unmatured. Promptly after the date hereof, Seller will deliver to Purchasers true and correct copies of the Certificate of Incorporation and Corporate By-laws, and all amendments thereto, the Minute Book including all minutes of the Board of Directors and Shareholders of Sub VI.

         (h) There are no lawsuits, proceedings, judgments or orders (except the Order) pending or threatened against Sub VI or any of its respective officers or directors in their official capacities as officers of directors of Sub VI before any court or governmental agency or body, foreign or domestic, or before any arbitration tribunal, and to the knowledge of counsel for Sub VI there is no governmental investigation relating to Sub VI or any pending legislation or governmental regulation which would adversely affect the business of Sub VI.

         (i) All corporate action required to be taken by Seller to authorize it to sell, convey, transfer and deliver the Stock of Sub VI to Purchasers has been taken. Seller has full power and authority to sell and deliver the Stock and to execute and perform this Agreement, subject to the Order. The execution and performance of this Agreement and the sale and delivery of the Stock of Sub VI will not violate any provision of law or any contract or agreement by which Seller and Sub VI are bound. This Agreement has been duly executed and delivered by Seller and Sub VI and constitutes a valid and binding obligation. No authorization of, or filing with any Federal, State, municipal or other governmental commission, board or agency is required in connection with the sale, conveyance, transfer and delivery of the Stock.

         (j) Sub VI has an aggregate of approximately 500 shareholders holding 10,000,000 shares of Sub VI Common Stock including the shares being sold pursuant to the terms of this Agreement.

         (k) Seller has delivered to Purchasers a true and complete list as of the date of this Agreement, certified by Sub VI's Secretary, showing the names of Sub VI's directors and officers.

         (l) Sub VI will receive resignations from its present officers and directors and its Board of Directors will be reconstituted in accordance with instructions furnished by Purchasers, at Closing Date.

         (m) No action or proceeding has been instituted by or before any court or other governmental body, nor has such action or proceeding been threatened against Sub VI, nor does Seller have knowledge of any such action or proceeding.

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
         (n) All actions, proceedings, instruments and documents required to carry out this Agreement and all other related legal matters have been approved by counsel for Sub VI.

         (o) Seller and Sub VI represent that there are no other outstanding orders or decisions that in any way materially affect the actions contemplated in this Agreement.

         (p) All securities outstanding have been issued by Sub VI pursuant to this Agreement and are exempt from registration under Section 3(a)(10) of the Securities Act of 1933 or any other applicable state and federal securities laws.

         SECTION 3. Purchasers, knowing that Seller and Sub VI are relying on the following, hereby represent and warrant that, assuming the representation in
Section 2(p) is true, the execution and performance of this Agreement will not violate any provision of law applicable to Purchasers or any contract or agreement by which Purchasers or any of them are bound. This Agreement constitutes a legally valid and binding obligation of Purchasers enforceable in accordance with its terms.

         SECTION 4. (a) From the date hereof, Seller and Sub VI shall allow Purchasers, their employees, representatives, and accountants free access at all reasonable times during customary business hours to the records, files, and correspondences of Sub VI as well as to all information relating or otherwise pertaining to Sub VI.

         (b) Seller and Sub VI will use their respective best efforts to assure that all of their representations and warranties contained herein are true in all material respects as of the Closing as if repeated and as of such time, and that no material breach or default occurs with respect to any of their covenants contained herein that has not been cured by the Closing.

         (c) Sub VI has filed a Registration Statement pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934 on Form 10 with the Securities & Exchange Commission. Such Form does and will not contain any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Seller will furnish Purchasers all information concerning Sub VI necessary or appropriate to include in any amendments to such Form and such information will not, insofar as it relates to Sub VI, contain any material misstatement of a material fact or omit to state any material facts necessary to make the statements, in light of the circumstances under which they are made, not misleading. Purchasers and Seller shall receive, in connection with the Form, the opinion of Frohling, Hudak & Pellegrino, LLC, to the effect that such Form complies as to form in all material aspects with the requirements of the Form under the Securities Act of 1933 and of the Securities Exchange Act of 1934 and to the further effect that such counsel is not aware that the Form contains any misstatement of a material fact or omits to state a material fact necessary in order to make the statement made, in light of the circumstances under which they are made, not misleading. Seller and Purchasers shall use their best efforts to take all commercially reasonable legal steps necessary to cause said

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Registration Statement to become effective as soon as practicable. In the event said Registration is not declared effective as of March 31, 2001, or such later date as mutually agreed upon by the parties, this Agreement shall be voidable at the option of the Purchasers.

         SECTION 5. The obligation of Purchasers to complete the closing is subject to the fulfillment on the Closing Date or within 7 days of the Closing Date, of each of the following conditions, any or more of which may be waived by
Purchaser:

         (a) Seller's and Sub VI's representations and warranties contained in this Agreement shall be true and correct in all material respects at the Closing Date as if made at the Closing and as of the Closing Date.

         (b) All covenants and agreements to be performed hereunder by Seller and all matters contemplated herein to be performed by Sub VI at or prior to the closing shall have been performed in all material aspects.

         (c) Purchasers shall have received a certificate of Sub VI dated as of the Closing Date, signed by the President of Sub VI, to the effect set forth in Subsections 5(a) and 5(b).

         (d) Seller and Sub VI shall have delivered to Purchasers, except as otherwise requested in writing by Purchasers prior to or on the Closing Date, the written resignation of all directors and officers of Sub VI to be effective in each case at the time of closing.

         (e) There shall have been obtained from the appropriate federal, state, municipal, or other governmental or administrative bodies or courts all such approvals, certificates, clearances, or consents, if any, as may be required to permit the change of ownership of the shares herein provided for.

         (f) Sub VI shall deliver to Purchasers the favorable opinion of Frohling Hudak & Pellegrino, in scope and substance satisfactory to Purchasers, dated as of the Closing Date, that Subsection 2(a); that the representations and warranties of Subsections 2(a), (b), (c), (d), (e), (f), (g), (h), (i), (m),
(n), (o) and (p), are true; and that such counsel do not know or have any reasonable grounds to know of any litigation, proceedings or governmental investigation pending or threatened against or relating to Seller, its property or business, except as disclosed in Schedule D attached hereto.

         The obligation of Purchasers to complete the closing is further conditioned upon the effectiveness of the Form 10 or other appropriate Form which shall be filed with the Securities & Exchange Commission as set forth in
Section 4(c) hereof. In the event said Form is not declared effective by March 31, 2001, Purchasers shall have the right to void the terms of this agreement.

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

         SECTION 6. The obligation of Seller to complete the closing is subject to the fulfillment of each of the following conditions, any one or more of which may be waived by the Seller:

         (a) Purchasers' representations and warranties contained in this Agreement shall be true and correct in all material respects as of the Closing Date as if made at the Closing and as of the Closing Date.

         (b) All covenants and agreements to be performed hereunder by Purchasers at or prior to the Closing shall have been performed in all material respects.

         (c) Purchasers shall cause a combination with a company having assets in excess of $1,000,000(U.S.), which company shall deliver to seller audited financial statements for the past two (2) fiscal years.

         (d) No action or proceeding shall have been instituted or threatened for the purpose or with the probable effect of enjoining or preventing the consummation of this Agreement.

         SECTION 7. Purchasers hereby agree to indemnify, save and hold harmless Seller and its successors and assigns, of and from any damage, liability, claim, loss or deficiency (including, without limitation reasonable attorney's fees and other costs and expenses incident to a suit, action, or proceeding) arising out of or resulting from any damage, liability, claim, loss or deficiency, in connection with the terms of this Agreement and will pay to Seller and its successor or assign, on 30 days notice, the full amount of any and all sums which Seller or any successor or assign, may pay or become obligated to pay on account of (i) any material inaccuracies in any representations or the breach of any covenant or warranty made by Purchasers hereunder, or (ii) any material failure of Purchasers to duly perform or observe any term, provision, covenant, agreement or condition hereunder on the part of Purchasers to be performed or observed, not to exceed $100,000.

         SECTION 8. Seller hereby agrees to indemnify and hold harmless Sub VI and Purchasers at all times after the date of this Agreement, against and in respect of: (a) all liabilities of Seller or Sub VI of any nature, whether accrued absolute, contingent or otherwise, existing at the date of Closing or which arise out of actions or activities of Seller or Sub VI prior to closing, including without limitation, any tax liabilities accrued in respect of, or measured by Seller or Sub VI's income for any period prior thereto, or arising out of transactions entered into, or any state of facts existing prior to such date; (b) all liabilities of, or claims against, Seller or Sub VI arising out of the conduct of its business prior to the date of Closing, or arising out of any presently existing contract or commitment, or arising out of any contract or commitment entered onto or made by Seller or Sub VI between the date hereof and the Closing; (c) any damage or deficiency resulting from any misrepresentation, breach of warranty, or nonfulfillment of any agreement on the part of Seller or Sub VI under this Agreement, or from any misrepresentation of or omission from any certificate or other instrument furnished or to be furnished to Purchasers hereunder; and (d) all actions, suits, proceedings, demands, assessments,

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

judgments, costs and expenses incident to any of the foregoing. Seller shall reimburse Purchasers on 30 days notice for any payment made by Purchasers or any of them as the case may be, at any time after the Closing, in respect of any liability or claim to which the foregoing indemnity relates.

         SECTION 9. Purchasers hereby represent that they are acquiring the Sub VI Common Stock hereunder for investment purposes only with no present intention of reselling or otherwise distributing the same, except in compliance with the registration requirements under the Act or an exemption therefrom.

         SECTION 10. At the Closing, Seller shall deliver to Purchasers, free and clear of all encumbrances, certificates for the shares by it in negotiable form, with all requisite stock transfer stamps attached, and Purchasers, subject to the terms and conditions hereof, shall deliver to Seller, Purchasers' check or checks, payable to the order of Seller, for the purchase price.

         SECTION 11. All notices hereunder shall be in writing and will be deemed to have been given if delivered personally or mailed by registered or certified mail, return receipt requested, postage prepaid, addressed as respectively indicated below or by a notice hereunder:

              (a)  If addressed to Seller of Sub VI:

                        John B. Frohling, Esq.
                        Frohling, Hudak & Pellegrino P.C.
                        425 Eagle Rock Avenue
                        Roseland, NJ  07068


              (b)  If addressed to Purchasers:


                        Catherine Pantoulis, LL.B.
                        Kounadis Perreault
                        C.P. 989, Succ. Place du Parc
                        300 Leo Pariseau, Suite 2000
                        Montreal, Quebec Canada H2W 2N1

         SECTION 12. Neither this Agreement nor any provisions hereof may be modified, changed, discharged or terminated except by instrument in writing signed by the parties hereto.

         SECTION 13. All representations, warranties and agreements contained herein shall survive the execution of this Agreement and the delivery of the Common Stock to be purchased by Purchasers pursuant hereto. All statements contained in any certificate or other instrument delivered by Seller or Purchasers pursuant to this Agreement or in connection with the transactions

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

contemplated by this agreement shall constitute representations and warranties by Seller or Purchasers respectively under this Agreement.

         SECTION 14. This Agreement may be executed in several counterparts and each executed copy will constitute an original instrument but such counterparts shall together constitute but one and the same instrument.

         SECTION 15. This Agreement shall be governed by the laws of the State of New Jersey, without reference to its conflicts of law principles.

         SECTION 16. All the terms, warranties, representations and provisions hereof will be binding and inure to the benefit of and be enforceable by and against the respective legal representatives, successors and assigns of the parties hereto.

         All disputes between the parties will be submitted to the American Arbitration Association for resolution, New Jersey venue, with each party to select one arbitrator reasonably acceptable to the other party who will jointly select the third.

         SECTION 17. The parties reserve the right to amend this Agreement to include a subsidiary of Seller formed specifically to affect the sale of Common Stock contemplated by the Agreement.


         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


Attest:                                       Purchasers:

                                              /s/ PETER DEROS
------------------------                      ---------------------------------
                                              Peter Deros on behalf of all
                                              individuals and entities listed on
                                              Schedule A, except Maria
                                              Asimakopoulos, Rocco Sgambetterra
                                              and Michael Morris

Attest:

                                              /s/ MARIA ASIMAKOPOULOS
------------------------                      ---------------------------------
                                              Maria Asimakopoulos

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Attest:


                                              /s/ ROCCO SGAMBETTERRA
------------------------                      ---------------------------------
                                              Rocco Sgambetterra


Attest:


                                              /s/ MICHAEL MORRIS
------------------------                      ---------------------------------
                                              Michael Morris


Attest:                                       PRS SUB VI, INC.


------------------------                      Per /s/ JOHN FROHLING
                                                  ------------------------------
                                                      John Frohling, President


Attest:                                       Seller:

                                              /s/ LINDA PELLIGRINO
------------------------                      ---------------------------------
                                              Linda Pellegrino

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

                                   SCHEDULE A

                                   PURCHASERS

Peter Deros

Maria Asimakopoulos

Rocco Sgambetterra

Theo Kalaitzis

Michael Morris

99408 Canada Ltd.

164634 Canada Inc.

Domenico Ramacieri

Jean-Louis Mondou

Yolanda Martucci

Abdelkrim Filali

Charles Olivier Tremblay

Les Aliments Joe & Ray Ltee

Lionel Oberman

Sarkis Tsaoussian

Frank Anania

Dina Dariotis

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                                   SCHEDULE B


NAME                                      NO. OF SHARES

Peter Deros                               1,576,000

Maria Asimakopoulos                       3,000,000

Rocco Sgambetterra                        3,000,000

Theo Kalaitzis                               19,500

Michael Morris                               13,650

99408 Canada Ltd.                           161,850

164634 Canada Inc.                           19,500

Domenico Ramacieri                           19,500

Jean-Louis Mondou                            97,500

Yolanda Martucci                             19,500

Abdelkrim Filali                              9,750

Charles Olivier Tremblay                     19,500

Les Aliments Joe & Ray Ltee                 195,000

Lionel Oberman                               19,500

Sarkis Tsaoussian                             9,750

Frank Anania                                  9,750

Dina Dariotis                                 9,750
                                          ---------
                                          8,200,000


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